Exhibit 99.1

Analog Devices Reports Fourth Quarter and Fiscal Year 2017 Results

NORWOOD, Mass.--(BUSINESS WIRE)--November 21, 2017--Analog Devices, Inc. (Nasdaq: ADI), today announced financial results for its fourth quarter and fiscal year 2017, which ended October 28, 2017.

“The fourth quarter of 2017 drove a strong finish to the fiscal year, with high-quality revenue growth and operational execution that expanded gross and operating margins, and delivered stellar earnings per share growth,” said Vincent Roche, President and CEO.

“Looking ahead to the seasonally-slower first quarter of fiscal 2018, we are planning for revenue to be in the range of $1.44 billion to $1.54 billion, which includes the benefit of a 14th week in the quarter. At the mid-point of this guidance range, we expect revenue to increase year-over-year, led by the highly diverse industrial market.”

ADI also announced that the Board of Directors has declared a quarterly cash dividend of $0.45 per outstanding share of common stock, representing an annual dividend per share of $1.80. The dividend will be paid on December 12, 2017 to all shareholders of record at the close of business on December 1, 2017.

Supplemental schedules relating to our fourth quarter fiscal 2017 financial results are also available on our investor site at investor.analog.com.

Results for the Fourth Quarter of Fiscal Year 2017

  Revenue totaled $1.54 billion, up 8% sequentially and up 54% year-over-year on a GAAP basis and up 6% sequentially on a non-GAAP basis
  GAAP gross margin of 65.3% of revenue; Non-GAAP gross margin of 70.9% of revenue
  GAAP operating margin of 29.1% of revenue; Non-GAAP operating margin of 42.6% of revenue
  GAAP diluted EPS of $0.93; Non-GAAP diluted EPS of $1.45

Results for the Fiscal Year 2017

  GAAP Revenue totaled $5.1 billion, up 49% year-over-year, and non-GAAP revenue totaled $5.2 billion, up 52% year-over-year
  GAAP gross margin of 59.9% of revenue; Non-GAAP gross margin of 69.5% of revenue
  GAAP operating margin of 20.7% of revenue; Non-GAAP operating margin of 39.5% of revenue
  GAAP diluted EPS of $2.07; Non-GAAP diluted EPS of $4.72

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the fourth quarter and full year of fiscal 2017, as well as the immediately prior and year-ago quarters and year. Additional information on revenue by end market is provided on Schedule D.

Outlook for the 14-week First Quarter of Fiscal Year 2018
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$1.44B to $1.54B	-	$1.44B to $1.54B
Gross Margin	67.5% to 68%	$44 million (1)	70.5% to 71.0%
Operating Expenses	$565 million to $575 million	$125 million (2)	$440 million to $450 million
Operating Margin	Approx. 28% to 31%	$169 million (1), (2)	Approx. 40% to 42%
Interest & Other Expense	Approx. $65 million	-	Approx. $65 million
Tax Rate	Approx. 13%	$16 million to $17 million (3)	Approx. 12%
Earnings per Share*	$0.79 to $0.95	$0.41 (4)	$1.20 to $1.36

* The sum of the individual per share amounts may not equal the total due to rounding.

(1) Non-GAAP gross margin excludes $44 million of costs comprised of the following:

  $35 million of recurring amortization of purchased intangible assets
  $8 million of recurring depreciation of step up value on purchased fixed assets
  $1 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology

(2) Non-GAAP operating expenses exclude $125 million of costs comprised of the following:

  $107 million of recurring amortization of purchased intangible assets
  $8 million of recurring fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology
  $10 million of transaction and integration related costs associated with ADI’s acquisition of Linear Technology

(3) Non-GAAP tax rate excludes the tax effects of the reconciling adjustments noted in the two footnotes above.

(4) Non-GAAP earnings per share includes $0.41, which represents the net impact of the non-GAAP adjustments noted above on a per share basis consisting of:

  acquisition-related expenses including amortization of purchased intangible assets, depreciation of step up value on purchased fixed assets, and the fair value adjustment associated with the replacement of share-based awards in ADI’s acquisition of Linear Technology ($0.43)
  acquisition-related transaction costs ($0.03)
  the effect on income tax of the prior items (-$0.05)

Conference Call Scheduled for Today, Tuesday, November 21, 2017 at 10:00 am ET
ADI will host a conference call to discuss fourth quarter and fiscal 2017 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 83006584, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provides the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following items are included in our Non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Deferred Revenue: Deferred revenue related to shipments of Linear Technology products by distributors to end customers that were received by the distributors prior to the Company’s acquisition of Linear Technology. Business combination accounting principles require the write down of deferred revenue in conjunction with the acquisition. We included these revenues in our non-GAAP measures because they relate to a specific transaction and are reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring-Related Expenses: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Loss on Extinguishment of Debt: In the first quarter of fiscal 2016, the Company redeemed its outstanding 3.0% senior unsecured notes due April 15, 2016. The Company recognized a net loss on debt extinguishment of approximately $3.3 million, which was comprised of a make-whole premium and the write off of unamortized debt issuance and discount costs. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

Amortization of Deferred Financing Costs: In the third quarter of fiscal 2016, in connection with the Linear Technology acquisition, the Company obtained bridge financing commitments and incurred financing fees which will be amortized into interest expense over the term of the bridge financing commitments. In the first quarter of fiscal 2017, the Company replaced a portion of the bridge financing commitments with proceeds from the issuance of $2.1 billion of senior unsecured notes. As a result, the Company accelerated $7.2 million of the unamortized bridge financing commitment fees into interest expense. In the fourth quarter of 2016, the Company replaced a portion of the bridge financing commitments with a 3-year and 5-year unsecured term loan facility. As a result, the Company accelerated $13.7 million of the unamortized bridge financing commitment fees into interest expense. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above. In the fourth quarter of 2017, the Company recorded a $10 million tax expense associated with a prior period tax liability. In addition, in the third quarter of fiscal 2017, the Company released $50 million of reserves associated with a favorable ruling on its petition with the U.S. Tax Court regarding the beneficial treatment of dividends paid from foreign owned companies under The American Jobs Creation Act. Also, in the third quarter of fiscal 2017, the Company recorded $98 million of tax expense associated with the remittance of cash held outside of the United States related to the post-acquisition integration of Linear Technology. In the second quarter of 2017, the Company also recorded a discrete tax item related to the release of a state tax credit valuation allowance resulting from the Company’s acquisition of Linear Technology. Finally, in the first quarter of 2016, the Company recorded a $7.5 million tax benefit related to the reinstatement of the R&D tax credit in December 2015, retroactive to January 1, 2015. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

The following items are excluded from our calculation of non-GAAP free cash flow:

Federal Income Tax Payments: In the third quarter of fiscal 2017, the Company paid $750 million in income taxes associated with the acquisition of Linear. These payments were principally related to pre-acquisition liabilities but also included $98 million associated with the remittance of cash held outside of the United States related to the post-acquisition integration of Linear Technology. We excluded these payments from our non-GAAP free cash flow measure because they relate to a specific transaction and are not reflective of our ongoing financial performance.

These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. In addition, the Company’s non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

About Analog Devices
Analog Devices (Nasdaq: ADI) is the leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products and expected benefits and synergies of the acquisition of Linear Technology Corporation (“Linear Technology”), including expected growth rates of the combined companies, expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; and the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

Analog Devices, Fourth Quarter, Fiscal 2017 Schedule A Revenue and Earnings Summary (Unaudited) (In thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	4Q 17	3Q 17	4Q 16	FY 17	FY 16
	Oct. 28, 2017	July 29, 2017	Oct. 29, 2016	Oct. 28, 2017	Oct. 29, 2016
Revenue	$1,541,170	$1,433,902	$1,003,623	$5,107,503	$3,421,409
Year-to-year change	53.6%	64.9%	3.0%	49.3%	—%
Quarter-to-quarter change	7.5%	24.9%	15.0%
Cost of sales (1)	535,145	667,278	336,926	2,045,907	1,194,236
Gross margin	1,006,025	766,624	666,687	3,061,596	2,227,173
Gross margin percentage	65.3%	53.5%	66.4%	59.9%	65.1%
Year-to-year change (basis points)	(110)	(1,230)	80	(520)	(70)
Quarter-to-quarter change (basis points)	1,180	(230)	60
Operating expenses:
R&D (1)	273,746	275,670	172,926	968,602	653,816
Selling, marketing and G&A (1)	185,721	183,980	118,881	691,046	461,438
Amortization of intangibles	98,348	112,153	17,899	297,351	70,123
Special charges	—	—	—	49,463	13,684
Total operating expenses	557,815	571,803	309,706	2,006,462	1,199,061
Total operating expenses percentage	36.2%	39.9%	30.9%	39.3%	35.0%
Year-to-year change (basis points)	530	500	(2,360)	430	(660)
Quarter-to-quarter change (basis points)	(370)	(320)	(400)
Operating income	448,210	194,821	356,981	1,055,134	1,028,112
Operating income percentage	29.1%	13.6%	35.6%	20.7%	30.0%
Year-to-year change (basis points)	(650)	(1,730)	2,450	(930)	580
Quarter-to-quarter change (basis points)	1,550	90	470
Other expense	66,546	68,023	33,547	226,649	71,191
Income before income tax	381,664	126,798	323,434	828,485	956,921
Provision for income taxes	34,014	57,882	27,277	101,226	95,257
Tax rate percentage	8.9%	45.6%	8.4%	12.2%	10.0%
Net income (2)	$347,650	$68,916	$296,157	$727,259	$861,664
Shares used for EPS - basic	368,043	367,315	307,854	346,371	308,736
Shares used for EPS - diluted	372,053	371,159	311,633	350,484	312,308

Earnings per common share - basic	$0.94	$0.18	$0.96	$2.09	$2.79
Earnings per common share - diluted	$0.93	$0.18	$0.95	$2.07	$2.76

Dividends paid per share	$0.45	$0.45	$0.42	$1.77	$1.66
(1) Includes stock-based compensation expense as follows:
Cost of sales	$3,684	$4,375	$1,886	$12,569	$7,808
R&D	$16,546	$15,781	$7,007	$51,258	$27,039
Selling, marketing and G&A	$12,119	$12,668	$6,341	$40,361	$28,574

(2) Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net income by the income allocable to participating securities. Net income allocable to common shares used in the basic and diluted earnings per share calculation was $346,982 and $67,935 for the three months ended October 28, 2017 and July 29, 2017 and was $725,429 for the twelve months ended October 28, 2017. There was no net income allocated to participating securities in the three months or twelve months ended October 29, 2016.

Analog Devices, Fourth Quarter, Fiscal 2017 Schedule B Selected Balance Sheet Information (Unaudited) (In thousands)

	4Q 17	3Q 17	4Q 16
	Oct. 28, 2017	July 29, 2017	Oct. 29, 2016
Cash & short-term investments	$1,047,838	$908,569	$4,055,793
Accounts receivable, net	688,953	692,552	477,609
Inventories (1)	550,816	519,695	376,555
Other current assets	63,731	67,827	64,906
Total current assets	2,351,338	2,188,643	4,974,863
PP&E, net	1,107,304	1,098,848	636,116
Investments	57,410	60,464	48,089
Goodwill	12,217,455	12,241,815	1,679,116
Intangible assets, net	5,319,425	5,440,692	549,368
Other	88,362	84,533	82,726
Total assets	$21,141,294	$21,114,995	$7,970,278

Deferred income on shipments to distributors, net	$473,972	$449,663	$351,538
Other current liabilities	822,360	651,414	431,396
Debt, current	300,000	—	—
Long-term debt	7,551,084	8,199,230	1,732,177
Deferred income taxes	1,674,683	1,730,253	109,931
Non-current liabilities	157,655	161,535	179,618
Shareholders' equity	10,161,540	9,922,900	5,165,618
Total liabilities & equity	$21,141,294	$21,114,995	$7,970,278

(1) Includes $5,373, $4,628, and $2,486 related to stock-based compensation in 4Q17, 3Q17, and 4Q16, respectively.

Analog Devices, Fourth Quarter, Fiscal 2017 Schedule C Cash Flow Statement (Unaudited) (In thousands)

	Three Months Ended			Twelve Months Ended
	4Q 17	3Q 17	4Q 16	FY 17	FY 16
	Oct. 28, 2017	July 29, 2017	Oct. 29, 2016	Oct. 28, 2017	Oct. 29, 2016
Cash flows from operating activities:
Net Income	$347,650	$68,916	$296,157	$727,259	$861,664
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	56,298	55,217	34,116	194,666	134,540
Amortization of intangibles	133,438	147,238	19,547	389,393	75,250
Stock-based compensation expense	32,349	32,824	15,234	104,188	63,421
Loss on extinguishment of debt	—	—	—	—	3,290
Cost of goods sold for inventory acquired	42,040	195,565	—	358,718	—
Other non-cash activity	7,748	(42,762)	22,199	(10,865)	24,570
Excess tax benefit - equity based awards	(11,538)	(4,282)	(3,273)	(41,773)	(10,453)
Deferred income taxes	(62,344)	(676,490)	(12,941)	(825,869)	8,124
Changes in operating assets and liabilities	150,173	(140,509)	115,945	216,875	120,489
Total adjustments	348,164	(433,199)	190,827	385,333	419,231
Net cash provided by operating activities	695,814	(364,283)	486,984	1,112,592	1,280,895
Percent of revenue	45.1%	(25.4)%	48.5%	21.8%	37.4%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	—	(37)	(1,841,330)	(705,485)	(7,697,260)
Maturities of short-term available-for-sale investments	1	270,918	1,364,419	3,362,792	6,375,361
Sales of short-term available-for-sale investments	—	219,799	42,645	577,187	332,716
Additions to property, plant and equipment	(65,215)	(63,617)	(41,224)	(204,098)	(127,397)
Payments for acquisitions, net of cash acquired	—	70	(80,967)	(9,632,568)	(83,170)
Change in other assets	(2,717)	(1,062)	(472)	(15,842)	(18,520)
Net cash (used for) provided by investing activities	(67,931)	426,071	(556,929)	(6,618,014)	(1,218,270)

Cash flows from financing activities:
Early Termination of debt	—	—	—	—	(378,156)
Debt repayment	(350,000)	(4,700,000)	—	(5,050,000)	—
Proceeds from (payments of) derivative instruments	—	—	—	3,904	(33,430)
Proceeds from debt	—	—	—	11,156,164	1,235,331
Payments of deferred financing fees	—	—	(4,375)	(5,625)	(26,583)
Dividend payments to shareholders	(166,857)	(166,265)	(129,643)	(602,119)	(513,180)
Repurchase of common stock	(10,598)	(8,955)	(1,412)	(46,533)	(370,061)
Proceeds from employee stock plans	28,058	17,971	22,154	133,302	61,496
Excess tax benefit - equity based awards	11,538	4,282	3,273	41,773	10,453
Contingent consideration payment	(1,764)	—	(1,409)	(1,764)	(1,409)
Change in other financing activities	(517)	9	45	(524)	(7,378)
Net cash (used for) provided by financing activities	(490,140)	(4,852,958)	(111,367)	5,628,578	(22,917)
Effect of exchange rate changes on cash	1,526	1,996	(1,226)	3,550	(2,929)

Net (decrease) increase in cash and cash equivalents	139,269	(4,789,174)	(182,538)	126,706	36,779
Cash and cash equivalents at beginning of period	908,569	5,697,743	1,103,670	921,132	884,353
Cash and cash equivalents at end of period	$1,047,838	$908,569	$921,132	$1,047,838	$921,132

Analog Devices, Fourth Quarter, Fiscal 2017

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Oct. 28, 2017				July 29, 2017	Oct. 29, 2016
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$720,258	47%	3%	82%	$698,442	$395,433
Automotive	235,190	15%	3%	66%	227,526	141,756
Consumer	313,374	20%	24%	6%	252,646	294,373
Communications	272,348	18%	7%	58%	255,288	172,061
Total Revenue	$1,541,170	100%	7%	54%	$1,433,902	$1,003,623

	Twelve Months Ended
	Oct. 28, 2017			Oct. 29, 2016
	Revenue	%	Y/Y %	Revenue
Industrial	$2,361,549	46%	58%	$1,497,070
Automotive	782,961	15%	45%	541,774
Consumer	1,047,606	21%	52%	687,697
Communications	915,387	18%	32%	694,868
Total Revenue	$5,107,503	100%	49%	$3,421,409

Analog Devices, Fourth Quarter, Fiscal 2017

Schedule E

Reconciliation from GAAP to Non-GAAP Revenue and Earnings Measures (In thousands, except per-share amounts)
(Unaudited)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	4Q 17	3Q 17	4Q 16	FY 17	FY 16
	Oct. 28, 2017	July 29, 2017	Oct. 29, 2016	Oct. 28, 2017	Oct. 29, 2016
GAAP Revenue	$1,541,170	$1,433,902	$1,003,623	$5,107,503	$3,421,409
Y/Y Revenue growth %	53.6%	64.9%	3.0%	49.3%	—%
Q/Q Revenue growth %	7.5%	24.9%	15.0%
Acquisition-Related Deferred Revenues	—	24,576	—	85,334	—
Non-GAAP Revenue	$1,541,170	$1,458,478	$1,003,623	$5,192,837	$3,421,409
Y/Y Revenue growth %	53.6%	67.7%	3.0%	51.8%	—%
Q/Q Revenue growth %	5.7%	20.7%	15.0%

GAAP Gross Margin	$1,006,025	$766,624	$666,687	$3,061,596	$2,227,173
Gross Margin Percentage	65.3%	53.5%	66.4%	59.9%	65.1%
Acquisition-Related Deferred Revenues	—	19,782	—	66,261	—
Acquisition-Related Expenses	85,974	241,554	2,040	480,438	6,849
Non-GAAP Gross Margin	$1,091,999	$1,027,960	$668,727	$3,608,295	$2,234,022
Gross Margin Percentage	70.9%	70.5%	66.6%	69.5%	65.3%

GAAP Operating Expenses	$557,815	$571,803	$309,706	$2,006,462	$1,199,061
Percent of Revenue	36.2%	39.9%	30.9%	39.3%	35.0%
Acquisition-Related Expenses	(107,736)	(126,732)	(17,999)	(328,059)	(70,555)
Acquisition-Related Transaction Costs	(15,108)	(8,017)	(5,210)	(70,401)	(13,519)
Restructuring-Related Expense	—	—	—	(49,463)	(13,684)
Non-GAAP Operating Expenses	$434,971	$437,054	$286,497	$1,558,539	$1,101,303
Percent of Revenue	28.2%	30.0%	28.5%	30.0%	32.2%

GAAP Operating Income/Margin	$448,210	$194,821	$356,981	$1,055,134	$1,028,112
Percent of Revenue	29.1%	13.6%	35.6%	20.7%	30.0%
Acquisition-Related Deferred Revenues	—	19,782	—	66,261	—
Acquisition-Related Expenses	193,710	368,286	20,039	808,497	77,404
Acquisition-Related Transaction Costs	15,108	8,017	5,210	70,401	13,519
Restructuring-Related Expense	—	—	—	49,463	13,684
Non-GAAP Operating Income/Margin	$657,028	$590,906	$382,230	$2,049,756	$1,132,719
Percent of Revenue	42.6%	40.5%	38.1%	39.5%	33.1%

GAAP Other Expense	$66,546	$68,023	$33,547	$226,649	$71,191
Percent of Revenue	4.3%	4.7%	3.3%	4.4%	2.1%
Loss on Extinguishment of Debt	—	—	—	—	(3,290)
Amortization of Deferred Financing Costs	—	—	(13,655)	(7,214)	(13,665)
Non-GAAP Other Expense	$66,546	$68,023	$19,982	$219,435	$54,236
Percent of Revenue	4.3%	4.7%	2.0%	4.2%	1.6%
GAAP Diluted EPS	$0.93	$0.18	$0.95	$2.07	$2.76
Impact of Loss on Extinguishment of Debt	—	—	—	—	0.01
Acquisition-Related Deferred Revenue	—	0.05	—	0.19	—
Acquisition-Related Expenses	0.52	0.99	0.06	2.31	0.25
Acquisition-Related Transaction Costs	0.04	0.02	0.02	0.20	0.04
Amortization of Deferred Financing Costs	—	—	0.04	0.02	0.04
Restructuring-Related Expense	—	—	—	0.14	0.04
Income Tax Effect of Above Items	(0.08)	(0.10)	(0.02)	(0.33)	(0.06)
Impact of State Tax Valuation Release	—	—	—	(0.04)	—
Impact of Adjustments to Prior Period Tax Liabilities	0.03	(0.14)	—	(0.11)	—
Impact of the Reinstatement of the R&D Tax Credit	—	—	—	—	(0.02)
Impact of Tax Remittance for Linear Integration	—	0.26	—	0.28	—
Non-GAAP Diluted EPS (1)	$1.45	$1.26	$1.05	$4.72	$3.07

(1) The sum of the individual per share amounts may not equal the total due to rounding.

Analog Devices, Fourth Quarter, Fiscal 2017 Schedule F Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flows (In thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	4Q 17	3Q 17	4Q 16	FY 17	FY 16
	Oct. 28, 2017	July 29, 2017	Oct. 29, 2016	Oct. 28, 2017	Oct. 29, 2016
Net cash provided by operating activities	$695,814	$(364,283)	$486,984	$1,112,592	$1,280,895
% of revenue	45.1%	(25.4)%	48.5%	21.8%	37.4%
Non-GAAP adjustments:
Federal income tax payments	—	750,000	—	750,000	—
Adjusted cash flows from operations	$695,814	$385,717	$486,984	$1,862,592	$1,280,895
Capital expenditures	(65,215)	(63,617)	(41,224)	(204,098)	(127,397)
Adjusted free cash flow	$630,599	$322,100	$445,760	$1,658,494	$1,153,498
% of non-GAAP revenue	40.9%	22.1%	44.4%	31.9%	33.7%

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
781-461-3491 (fax)
Treasurer and Head of Investor Relations
investor.relations@analog.com